UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2025, Salarius Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as the sole underwriter (the “Representative”), relating to the issuance and sale in a public offering (the “Offering”) of: (i) 2,514,335 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 2,152,331 shares of Common Stock, (iii) Series A warrants to purchase up to 4,666,666 shares of Common Stock, (iv) Series B warrants to purchase up to 4,666,666 shares of Common Stock, and (v) up to 699,999 additional shares of Common Stock, Series A warrants to purchase up to an additional 699,999 shares of Common Stock and Series B warrants to purchase up to an additional 699,999 shares of Common Stock that may be purchased pursuant to a 45-day option to purchase additional securities granted to the Representative by the Company. The Representative exercised this option on November 11, 2025 for 665,729 shares of Common Stock, Series A warrants to purchase up to 699,999 shares of Common Stock and Series B warrants to purchase up to 699,999 shares of Common Stock. The combined public offering price of each share of Common Stock, together with the accompanying Series A warrants and Series B warrants, was $1.50, less underwriting discounts and commissions. The combined public offering price of each pre-funded warrant, together with the accompanying Series A warrants and Series B warrants, was $1.4999, less underwriting discounts and commissions.

The Offering, including the additional shares of Common Stock, Series A warrants and Series B warrants sold pursuant to the exercise of the Representative’s option, closed on November 12, 2025.

The net proceeds from the Offering, including the additional shares of Common Stock, Series A warrants and Series B warrants sold pursuant to the exercise of the Representative’s option, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company and excluding any net proceeds from the exercise of the Series A warrants, Series B warrants and pre-funded warrants, were approximately $6.3 million.

The Company intends to use the net proceeds from the Offering primarily (i) to advance the clinical development of the Company’s research and development programs; (ii) to pay off certain of Decoy Therapeutics Inc.’s outstanding promissory notes as required thereby; and (iii) for other general corporate purposes, including working capital, research and development, and capital expenditures.

The Series A warrants and Series B warrants each have an exercise price of $1.50 per share and are immediately exercisable upon issuance. The Series A warrants expire on the five-year anniversary of the date of issuance and the Series B warrants expire on the one year anniversary of the date of issuance. The pre-funded warrants have an exercise price of $0.0001 per share, are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, a holder may not exercise any portion of its warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the Company’s outstanding Common Stock after exercise. In addition, in certain circumstances, upon a fundamental transaction (as described in the warrants), a holder of warrants will be entitled to receive, upon exercise of the applicable warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised such warrants immediately prior to such fundamental transaction or number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation. In lieu of receiving such Common Stock in certain fundamental transactions, the Series A and Series B warrant holders may elect to have the Company or the successor entity purchase the holder’s warrant for its fair market value measured by the Black-Scholes method.

There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the warrants on any securities exchange or nationally recognized trading system.

In connection with the Offering, the Company and Equiniti Trust Company, LLC (“Equiniti”) entered into a Warrant Agency Agreement (“Warrant Agreement”) pursuant to which Equiniti agreed to act as warrant agent with respect to the Series A warrants, the Series B warrants and the pre-funded warrants.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions and customary indemnification rights and obligations of the parties. Pursuant to the Underwriting Agreement, the Company has also agreed to be subject to a lock-up period of 60 days following the date of the closing of the Offering in respect of certain equity issuances, subject to certain exceptions set forth in the Underwriting Agreement, and a lock-up period of 6 months following the closing of the Offering with respect to entering or effecting any issuance of the Company’s securities involving a variable rate transaction, as such term is defined in the Underwriting Agreement; provided, however, that the Company is able to, at its sole discretion, after 60 days following the closing of the Offering, enter into or issue shares of Common Stock in an “at-the-market” offering with the Representative as sales agent or pursuant to the Company’s existing equity line of credit.

In addition, pursuant to the terms of the Underwriting Agreement, the officers and directors of the Company have entered into agreements providing that each such person may not, without the prior written consent of the Representative, subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of 180 days following the date of the Underwriting Agreement, subject to certain limited exceptions set forth therein.

All securities issued in the Offering (including the shares of Common Stock issuable from time to time upon exercise of the warrants) were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-284368), which became effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended, on November 10, 2025, including a prospectus contained therein (the “Registration Statement”).

On November 12, 2025, pursuant to the Underwriting Agreement, the Company issued warrants to the Representative to purchase up to 266,620 shares of Common Stock at an exercise price of $2.325, subject to adjustments (the “Representative Warrants”). The Representative Warrants are exercisable at any time and from time to time, in whole or in part, until November 11, 2030, and have substantially similar terms to the Series A warrants. The Representative Warrants and the shares of Common Stock underlying the Representative Warrants were registered as a part of the Registration Statement.

Immediately after closing the Offering, there were outstanding 4,231,846 shares of Common Stock and pre-funded warrants to acquire an additional 2,152,331 shares of Common Stock.

The Underwriting Agreement, form of Series A Warrant, form of Series B Warrant, form of Pre-Funded Warrant, form of Representative Warrant, and the Warrant Agreement are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 10.1 hereto, respectively, and are incorporated by reference into this Current Report on Form 8-K. The foregoing description of the terms of the Underwriting Agreement, form of Series A Warrant, form of Series B Warrant, form of Pre-Funded Warrant, form of Underwriter Warrant and the Warrant Agreement are qualified in their entirety by reference to such exhibits to this Current Report on Form 8-K and are incorporated by reference herein.
A copy of the legal opinion of Hogan Lovells US LLP relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Agreement

As previously disclosed, the Company entered into an Agreement and Plan of Merger dated January 10, 2025, as previously amended by the First Amendment on March 28, 2025, by the Second Amendment on June 10, 2025, by the Third Amendment on July 18, 2025 by the Fourth Amendment on July 29, 2025, and by the Fifth Amendment dated September 17, 2025 (as amended, collectively, the “Merger Agreement”) with Decoy Therapeutics MergerSub I, Inc. (“MergerSub I”), Decoy Therapeutics MergerSub II, LLC (“MergerSub II”), and Decoy. On November 12, 2025, pursuant to the Merger Agreement, MergerSub I merged with and into Decoy, and immediately thereafter Decoy merged with and into Merger Sub I (the “Merger”), resulting in the Decoy business becoming a wholly owned subsidiary of the Company.

In connection with the Merger, the Company issued 877.709 shares of Series A Non-Voting Convertible Preferred Stock (the "Series A Stock") and 796.306 shares of Series B Non-Voting Convertible Preferred Stock (the "Series B Stock") to former Decoy stockholders and debtholders and reserved 45.098 shares of Series A Preferred Stock for assumed in-the-money Decoy options and warrants. In connection with the adjustment to the conversion ratio in the certificate of designations for the Series A and Series B Preferred stock triggered by the Offering, the number of Company common shares underlying the issued and reserved shares of Series A and Series B Preferred Stock is 4,814,106. The shares of Series A Preferred Stock and Series B Preferred Stock are not convertible into common stock until such time as the Company’s stockholders approve such conversion in accordance with Nasdaq Rule 5635 and the approval of the Company’s initial listing application with Nasdaq.

Item 3.02	Unregistered Sales of Equity Securities
Pursuant to the Merger Agreement, the Company issued shares of Series A and Series B Preferred Stock. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.
The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, on November 12, 2025, in connection with the closing of the Merger, Mr. Frederick E. Pierce was appointed to the Company’s Board of Directors as a Class II director to fill the vacancy created by the resignation of Dr. Bruce J. McCreedy, who resigned from the Board of Directors on November 12, 2025. Dr. McCreedy’s resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Mr. Pierce, 64, has been Decoy’s Chief Executive Officer and director since he co-founded it in 2020. From September 2022 until November 2024, Mr. Pierce served as an executive officer of Innovation1 Biotech, Inc., a drug discovery company. Mr. Pierce is also an advisor to the Canadian Consulate of Boston/Cambridge’s Healthcare and Technology Accelerator and a board member of the Canadian Entrepreneurs of New England, where he is Chairman of the Life Sciences Leadership Council. From 2017 through 2020, Mr. Pierce served as a Senior Advisor for Bionest Partners, a life sciences consulting company. Mr. Pierce is a biotech entrepreneur with over 20 years of increasing senior leadership and operating experience building successful biotechnology companies.

Officers

Also on November 12, 2025, the Company appointed Mr. Pierce as Chief Executive Officer, Dr. Barbara Hibner as Chief Scientific Officer, and Mr. Peter Marschel as Chief Business Officer. The biographies of Dr. Hibner and Mr. Marschel are set forth below.

Dr. Hibner, Ph.D., 64, has been Decoy’s Chief Scientific Officer, Director and Board Chair since she co-founded the company in 2020. From January 2017 to April 2020 Dr. Hibner was co-founder and Chief Executive Officer of PercepTx, a targeted cancer immunotherapy company focused on using computational modeling and quantitative pharmacology to discover and develop novel antibody drug conjugates. Prior to that she served in a range of scientific and managerial positions in discovery, pharmacology and research quality roles in Bayer Pharmaceuticals, Chiron, Millennium and Takeda Pharmaceuticals. Dr. Hibner’s work has contributed to the approval of two small molecule drugs, sorafenib and ixazomib.
Mr. Marschel, 51, MSA MBA has been Decoy’s Chief Business Officer and director since he co-founded it in 2020. Until April 2020 Mr. Marschel was co-founder and Chief Financial Officer of PercepTx, a targeted cancer immunotherapy accelerator focused on using computational modeling and quantitative pharmacology to rapidly increase the value of preclinical monoclonal antibody-based therapeutic assets. Prior to that he served in a range of business development, analytics, and commercial roles at Merck, Vertex Pharmaceuticals, and Takeda Pharmaceuticals, including leading market analytics for the cystic fibrosis franchise at Vertex Pharmaceuticals.
In connection with the appointment of Mr. Pierce as Chief Executive Officer, Mr. Mark Rosenblum will no longer serve as the Company’s active Chief Executive Officer (or principal executive officer) effective November 12, 2025. Mr. Rosenblum will continue to serve the Company in his capacity as Executive Vice President Chief Financial Officer (including as principal financial officer and principal accounting officer).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 12, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock and a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock in connection with closing of the Merger Agreement referenced in Item 2.01 above.
Series A Preferred Stock
Holders of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of Common Stock. Except as provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, or alter or amend the Series A Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation or its Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (b) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (c) authorize, create or issue classes or series of equity securities other than Junior Securities; (d) authorize, create and/or issue any funded indebtedness (other than indebtedness already incurred); (e) sell or transfer, other than in the ordinary course of its business, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Corporation’s assets or (f) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.
The Certificate of Designation includes a post-closing anti-dilution price protection for holders of Series A Preferred Stock whereby if, following completion of the Merger, the Company conducts any subsequent dilutive financing at an effective price per share below the Initial Issuance Price of $10.50 per underlying shares of common stock, the conversion ratio will be reset such that the number of common shares underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator of which is the effective per share price such offering, provided that in no event will the denominator be less than the Floor Price of $3.75. Because the effective per share price of the Offering was less than the Floor Price in the Certificate of Designation, the conversion ratio of the Preferred Stock is now set at 2,800-1. The Certificate of Designation also contains a provision intended to prevent a holder of Preferred stock from engaging in short sales of Company Common Stock.
Following stockholder approval of the conversion of the Series A Preferred and Nasdaq approval of the Company’s initial listing application, each share of Series A Preferred Stock will be automatically converted into such number of shares of Common Stock issuable pursuant to the then prevailing conversion ratio, subject to adjustment and certain limitations, including that no holder, together with its affiliates, may convert shares of Series A Preferred Stock in excess of 4.99% of the then issued and outstanding Common Stock after giving effect to the issuance of shares in connection with the conversion (the “Beneficial Ownership Limitation”), subject to the each holder’s right, upon 61 days prior written notice to the Company, to increase the Beneficial Ownership Limitation to 9.99%.
Series B Preferred Stock
Holders of Series B Preferred Stock will be entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of the Company’s Common Stock. Except as provided in the Series B Certificate of Designation or as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, or alter or amend the Series B Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Certificate of Incorporation or its Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (b) issue further shares of Series B Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock, (c) authorize, create or issue classes or series of equity securities other than Junior Securities; (d) authorize, create and/or issue any funded indebtedness (other than indebtedness already incurred); (e) sell or transfer, other than in the ordinary course of its business, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Company’s assets or (f) enter into any agreement with respect to any of the foregoing. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.
The Series B Preferred Stock is subject to both mandatory and optional redemption provisions. Fifty percent (50%) of the net proceeds received by the Company from any post-closing drawdowns and/or sales under Salarius’ At-the-Market Program with Ladenburg Thalmann & Co., Inc or equity line of credit with C/M Capital Master Fund, LP must be used to redeem outstanding shares of Series B Preferred Stock at the redemption price until all Series B Preferred Stock is fully redeemed. Additionally, the Company has the option to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the closing of the merger. The initial redemption price per share of Series B Preferred Stock is the Initial Issuance Price multiplied by 1,000.
The Certificate of Designation includes a post-closing anti-dilution price protection for holders of Series B Preferred Stock whereby if, following completion of the Merger, the Company conducts any subsequent dilutive financing at an effective price per share below the Initial Issuance Price of $10.50 per underlying share of common stock, the conversion ratio will be reset such that the number of common shares underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator of which is the effective per share price in such offering, provided that in no event will the denominator be less than the Floor Price of $3.75. Because the effective per share price of the Offering was less than the Floor Price in the Certificate of Designation, the conversion ratio is now set at 2,800-1. The Certificate of Designation also contains a provision intended to prevent a holder of Preferred stock from engaging in short sales of the Company’s Common Stock.
Following stockholder approval of the Series B Conversion Proposal and Nasdaq approval of the Company’s initial listing application (the “Conversion Approval Date”), holders of Series B Preferred stock may convert any or all of their preferred shares into Company Common Stock such that each share of Series B Preferred Stock will be converted into such number of shares of Common Stock issuable pursuant to the then prevailing conversion ratio, subject to adjustment and certain limitations, including that no holder, together with its affiliates, may convert shares of Series B Preferred Stock in excess of 4.99% of the then issued and outstanding common stock after giving effect to the issuance of shares in connection with the conversion (the “Beneficial Ownership Limitation”), subject to the each holder's right, upon 61 days prior written notice to the Company, to increase the Beneficial Ownership Limitation to 9.99% at the then existing conversion ratio. After the one-year anniversary of the Conversion Approval Date, the Series B Preferred Stock will automatically convert into shares of Company Common Stock at the same conversion ratio.
The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series A and Series B Certificate of Designation, copies of which are filed as Exhibits 4.5 and 4.6, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events
On November 11, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On November 13, 2025, the Company issued a press releasing announcing the closing of the Merger, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Offering, such as the expected net proceeds. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Reference is made to the Company’s Current Report on 8-K filed with the Securities and Exchange Commission on August 22, 2025, which included the audited financial statements of Decoy Therapeutics, Inc. as of and for the years ended December 31, 2024 and 2023 and the unaudited consolidated financial statements of Decoy Therapeutics Inc. for the six months ended June 30, 2025 and June 30, 2024, which are incorporated herein by reference in satisfaction of the Item 9.01(a) requirements for such information pursuant to General Instruction B.3 of Form 8-K.

(b) Pro Forma Financial Information.

Reference is made to the Company’s Current Report on 8-K filed with the Securities and Exchange Commission on August 22, 2025, which included the unaudited pro forma balance sheet as of June 30, 2025 and statement of operations of Salarius Pharmaceuticals, Inc. and Decoy Therapeutics Inc. as of June 30, 2025 and December 31, 2024, which are incorporated herein by reference in satisfaction of the Item 9.01(b) requirements for such information pursuant to General Instruction B.3 of Form 8-K.

(d) Exhibits.

1.1*	Underwriting Agreement, dated November 11, 2025, by and between the Company and Ladenburg Thalmann & Co. Inc.
4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.12 to the Company’s Form S-1/A, as filed with the Securities and Exchange Commission on October 21, 2025).
4.2	Form of Series B Warrant (incorporated by reference to Exhibit 4.13 to the Company’s Form S-1/A, as filed with the Securities and Exchange Commission on October 21, 2025).
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.9 to the Company’s Form S-1/A, as filed with the Securities and Exchange Commission on October 21, 2025).
4.4	Form of Representative Warrant (incorporated by reference to Exhibit 4.10 to the Company’s Form S-1, as filed with the Securities and Exchange Commission on October 21, 2025).
4.5
Form of Certificate of Designation of Series A Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 18, 2025).

4.6
Form of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 18, 2025).

5.1	Opinion of Hogan Lovells US LLP.
10.1	Warrant Agency Agreement, dated November 12, 2025, by and between the Company and Equiniti Trust Company, LLC.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
99.1	Press Release of Salarius Pharmaceuticals, Inc., dated November 11, 2025.
99.2	Press Release of Salarius Pharmaceuticals, Inc., dated November 13, 2025.
99.3
Audited Consolidated Financial Statements of Decoy Therapeutics Inc. for the years ended December 31, 2024 and 2023 (incorporated by reference to Exhibit 99.1 to the Company’s 8-K filed on August 22, 2025).

99.4
Unaudited Consolidated Financial Statements of Decoy Therapeutics Inc. for the six months ended June 30, 2025 and June 30, 2024 (incorporated by reference to Exhibit 99.2 to the Company’s 8-K filed on August 22, 2025).

99.5
Unaudited Pro Forma Balance Sheet as of June 30, 2025 and Statement of Operations of Salarius Pharmaceuticals, Inc. and Decoy Therapeutics Inc. as of June 30, 2025 and December 31, 2024 (incorporated by reference to Exhibit 99.3 to the Company’s 8-K/A filed on August 26, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*
Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: November 13, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President & Chief Financial Officer